UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   February 28, 2015

Pulse Electronics Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-05375	23-1292472
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12220 World Trade Drive San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)

(858) 674-8100
(Registrant’s telephone number, including area code.)

N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 28, 2015, Pulse Electronics Corporation, a Pennsylvania corporation (the “Company”), entered into an Investment Agreement and Agreement and Plan of Merger (the “Merger Agreement”) with OCM PE Holdings, L.P., a Delaware limited partnership (“Parent”), and OCM PE Merger Sub, Inc., a Pennsylvania corporation and wholly-owned subsidiary of Parent (“Merger Sub”). Parent and affiliates of investment funds managed by Oaktree Capital Management, L.P. (“Oaktree”) currently own approximately 68.7% of the outstanding shares of common stock, par value $0.125 per share, of the Company (“Common Stock”).

The Merger Agreement provides for the following transactions: (i) the extension of a loan (the “Loan”) by Parent or its affiliates to the Company in the amount of $8.5 million within 30 days of the date of the Merger Agreement, subject to the execution of mutually acceptable definitive loan documentation; (ii) at the closing, the contribution by Parent of $17.0 million in cash less the principal amount of the Loan, if any, to the Company, and the conversion of any such Loan, in exchange for such number of shares of Common Stock as shall be determined by dividing the aggregate investment amount of $17.0 million (together with accrued interest, dividends or other amounts accrued thereon) by $1.50, with the result that Parent and affiliates of investment funds managed by Oaktree will own in excess of 80% of the outstanding shares of Common Stock (collectively, the “Investment”); and (iii) following the consummation of the Investment, the short-form merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in accordance with Section 1924(b)(1)(ii) and Section 1924(b)(3) of the Pennsylvania Business Corporation Law of 1988, as amended (“PBCL”).

Upon the consummation of the Merger, each outstanding share of Common Stock (other than shares held by Parent, Oaktree or their affiliates and shares as to which the holder has exercised statutory dissenters rights under the PBCL) will be cancelled and converted into the right to receive cash in an amount equal to $1.50 per share, without interest. Following the Merger, the Company will terminate its reporting obligations to the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Common Stock will no longer be publicly traded on the over-the-counter markets.

Upon the recommendation of a special committee of independent directors, the Merger Agreement and the transactions contemplated thereby have been unanimously approved by the Board of Directors of the Company. The Investment and the Merger are subject to customary closing conditions, and there can be no assurance that the transactions will close on the terms described herein, or at all. The Merger Agreement also contains certain termination rights for both Parent and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to reimburse Parent for its reasonable expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants in the Merger Agreement as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02. Unregistered Sales of Equity Securities.

The description of the Investment and related matters set forth under Item 1.01 is incorporated herein. The issuance of Common Stock will be made in reliance on Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. Parent has represented that it is an "accredited investor" as defined in Regulation D.

Item 8.01.  Other Events

In connection with the execution of the Merger Agreement, the Company is seeking the written consent (the “Consent”) of the lenders (“Lenders”) under that certain Credit Agreement, dated as of February 28, 2008 (as amended and restated as of February 19, 2009, as further amended and restated as of August 5, 2011, as further amended and restated as of March 9, 2012, as further amended and restated as of November 7, 2012, as further amended on November 19, 2012, March 13, 2013 and February 21, 2014, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, Pulse Electronics (Singapore) Pte Ltd, the lenders party thereto and Cantor Fitzgerald Securities, as Administrative Agent.

Pursuant to the Consent, the Lenders are being asked, among other things, to consent to the Company's execution of the Merger Agreement and consummation of the transactions described therein or contemplated thereby, and to waive the Company’s compliance with Section 7.11(a) (Maximum Secured Leverage Ratio) of the Credit Agreement with respect to the 2015 test period end dates. Parent has agreed to cause Lenders affiliated with Parent and/or Oaktree (and holding a majority of the sum of the Company’s outstanding term loans under the Credit Agreement) to provide such waivers and consents.

On March 2, 2015, the Company and Parent issued a joint press release announcing the signing of the Merger Agreement. The press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
2.1	Investment Agreement and Agreement and Plan of Merger, by and among the Company, Parent and Merger Sub, dated February 28, 2015.
99.1	Press Release of Pulse Electronics Corporation, dated March 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 2, 2015	PULSE ELECTRONICS CORPORATION

		By:	/s/ Michael C. Bond
Name: Michael C. Bond
Title: Senior Vice President and Chief Financial Officer